GIBRALTAR ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

Net Sales: GAAP Down Slightly, Adjusted Flat; EPS: GAAP -14.8%, Adjusted +18.8%
Backlog reached $434M, up 30% to Record Level
Generated Operating Cash Flow of $14 Million
Invested $90M in Two Strategic Metal Roofing Acquisitions
Reiterating 2025 Outlook
Board Approves New $200M, 3-Year Repurchase Program

Buffalo, New York, April 30, 2025 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, renewable energy and infrastructure markets, today reported its financial results for the three-month period ended March 31, 2025.

“Our first quarter performance reflects a solid start to the year with our businesses executing close to plan and end market demand remaining consistent with expectations going into the quarter. Adjusted net sales were flat and adjusted EPS increased 18.8%. Backlog reached a record level $434 million, up 30%. During the quarter, the Lane Supply acquisition also delivered solid performance, we executed restructuring initiatives, and we invested in two additional acquisitions which further expands our presence in the metal roofing market in our Residential segment.”

“Although the current macro environment remains dynamic, we are reiterating our guidance for earnings for the full year 2025. We developed a tariff playbook for each business in January and continue to closely monitor end market and customer demand dynamics. In reaffirming our outlook, we have factored in our current order input rates across each business, order backlog strength in our project-based businesses, the impact of tariffs and mitigating actions, and incremental revenue and margin from our recent acquisitions. We have also lowered our Renewables plan as the industry awaits clarity of potential modifications to existing benefits provided by the IRA bill.”
First Quarter 2025 Consolidated Results

($Millions, except EPS) Three Months Ended March 31,
	2025	2024	Change		2025	2024	Change
Net Sales	$290.0	$292.5	(0.9)%	Adjusted Net Sales	$290.0	$289.8	0.1%
Net Income	$21.1	$24.9	(15.3)%	Adjusted Net Income	$28.8	$24.6	17.1%
Diluted EPS	$0.69	$0.81	(14.8)%	Adjusted Diluted EPS	$0.95	$0.80	18.8%

Net sales were positively impacted by the Lane acquisition which helped offset market softness in the Renewables segment. Order activity in the quarter remained positive and versus last year, backlog increased 30% to $434 million, a record level for Gibraltar.
GAAP net income decreased 15.3% to $21.1 million, primarily impacted by costs for both recent acquisitions and restructuring initiatives to optimize our operations. Adjusted net income, which excludes the aforementioned costs, increased 17.1% to $28.8 million, or $0.95 per share.
Adjusted measures are further described in the appended reconciliation of adjusted financial measures.

First Quarter Segment Results

Residential

($Millions) Three Months Ended March 31,
	2025	2024	Change		2025	2024	Change
Net Sales	$180.0	$185.1	(2.8)%	Adjusted Net Sales	$180.0	$182.4	(1.3)%
Operating Income	$31.3	$34.3	(8.7)%	Adjusted Operating Income	$32.4	$34.3	(5.5)%
Operating Margin	17.4%	18.6%	(120) bps	Adjusted Operating Margin	18.0%	18.8%	(80) bps

The Residential market remained soft with total retail end market point-of-sale sales as well as mail and package product sales, which are driven mainly by new construction starts from the previous year and sold through our dealer channel, down in the quarter. However, building accessories product sales increased solidly driven by participation gains and new product penetration.
Operating margin remained strong but impacted by product line mix and volume in our mail and package business during the quarter.

Agtech

($Millions) Three Months Ended March 31,
	2025	2024	Change		2025	2024	Change
Net Sales	$45.0	$34.0	32.4%	Adjusted Net Sales	$45.0	$34.0	32.4%
Operating Income	$3.4	$2.6	30.8%	Adjusted Operating Income	$4.9	$2.7	81.5%
Operating Margin	7.5%	7.7%	(20) bps	Adjusted Operating Margin	10.8%	8.1%	270 bps

Sales were driven by the contribution of new revenue from the acquisition of Lane Supply. Organic sales were down 12.6% related to project start delays for two Produce projects waiting on permit approval. Both projects are expected to have permits finalized and start construction around the end of the second quarter. Organic bookings were very strong in the quarter, and with the addition of Lane Supply order uptake, overall backlog increased 226% over last year.

GAAP and adjusted operating income increased 30.8% and 81.5% respectively, and while GAAP margin was slightly down, adjusted operating margin improved 270 basis points to 10.8% driven by productivity, project mix, and project execution.

Renewables

($Millions) Three Months Ended March 31,
	2025	2024	Change		2025	2024	Change
Net Sales	$43.7	$51.5	(15.1)%	Adjusted Net Sales	$43.7	$51.5	(15.1)%
Operating Income	$(3.1)	$1.6	NMF	Adjusted Operating Income	$1.5	$2.0	(25.0)%
Operating Margin	(7.2)%	3.2%	(1040)bps	Adjusted Operating Margin	3.4%	3.9%	(50)bps

Sales were impacted by slower second half 2024 bookings impacted by the December 2024 panel installation deadline. While order backlog is down as expected year over year by 23%, bookings accelerated as anticipated in the first quarter, increasing backlog 30% sequentially.
Operating margins were impacted by lower volume and field inefficiencies related to the introduction and ramp of the 1P tracker technology. GAAP margins were further impacted by the aforementioned restructuring initiatives including costs related to the discontinuation of the Company’s legacy tracker solution.

Infrastructure

($Millions) Three Months Ended March 31,
	2025	2024	Change		2025	2024	Change
Net Sales	$21.3	$21.9	(2.7)%	Adjusted Net Sales	$21.3	$21.9	(2.7)%
Operating Income	$5.3	$4.9	8.2%	Adjusted Operating Income	$5.3	$4.9	8.2%
Operating Margin	24.7%	22.4%	230 bps	Adjusted Operating Margin	24.7%	22.4%	230 bps

Sales were driven by project delays that pushed some shipments into the second quarter. Demand remains strong with backlog increasing 11% as more design bids were awarded and converted into new bookings and backlog. Quoting activity remains robust and is supported by ongoing investment and funding at both federal and state levels.
Operating margins increased 230 basis points driven by strong execution, supply chain management, and product line mix.

Gibraltar Expands Presence in Residential’s Metal Roofing Business

On March 31, 2025, Gibraltar completed the acquisition of two businesses in the Residential segment that primarily specialize in the manufacturing of metal roofing systems, along with metal wall panels, siding and trim products serving both Southeast and Rocky Mountain regions.

The considerations paid for these two businesses totaled approximately $90 million in cash. During 2024, these acquired businesses recorded combined revenue of $73 million and adjusted EBITDA of approximately $13 million, and these transactions are expected to be immediately accretive to earnings.

Business Outlook
Mr. Bosway concluded, “For the year, we continue to expect overall growth, solid margin expansion, and strong cash flow generation with our organic forecast somewhat tempered and contributions from newly acquired businesses helping to drive results. We will continue to monitor the macro environment and make adjustments to our outlook should this be warranted.”
Gibraltar is reiterating its guidance for earnings for the full year 2025. Consolidated net sales are expected to range between $1.40 billion and $1.45 billion, compared to $1.31 billion in 2024. GAAP EPS is expected to range between $4.25 and $4.50, compared to $4.46 in 2024, and adjusted EPS is expected to range between $4.80 and $5.05, compared to $4.25 in 2024.

Board of Directors Approves New Stock Repurchase Program
Gibraltar’s Board of Directors has approved a new repurchase program of up to an additional $200 million of common stock. This program succeeds the current program, which will end on May 2, 2025, and has a duration of an additional three years, ending April 30, 2028.
Common stock repurchases will be funded with available cash generated from operations opportunistically supplemented by borrowing under the existing credit facility. Gibraltar may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The method, timing and amount of future repurchases are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors. The share repurchase program does not obligate the Company to purchase any particular amount of common stock, and the program may be suspended or terminated by Gibraltar at any time at its discretion without prior notice.

First Quarter 2025 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2025. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.

About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, renewable energy and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, , tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation (including the latest Department of Commerce’s solar panel anti-circumvention investigation, the Auxin Solar challenge to the Presidential waiver of tariffs, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Adjusted net sales reflects the removal of net sales associated with the residential electronic locker business, which was sold on

December 17, 2024. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and / or discontinued products), senior leadership transition costs (associated with new and / or terminated senior executive roles), acquisition related costs (legal and consulting fees for recent business acquisitions), and portfolio management (which includes the gain on sale of and operating results generated by the residential electronic locker business which was sold in 2024). These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net sales	$290,015	$292,506
Cost of sales	212,315	208,118
Gross profit	77,700	84,388
Selling, general, and administrative expense	52,190	52,652
Income from operations	25,510	31,736
Interest income, net	(1,637)	(750)
Other expense (income), net	94	(1,021)
Income before taxes	27,053	33,507
Provision for income taxes	5,934	8,561
Net income	$21,119	$24,946

Net earnings per share:
Basic	$0.70	$0.82
Diluted	$0.69	$0.81
Weighted average shares outstanding:
Basic	30,252	30,572
Diluted	30,474	30,793

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,114	$269,480
Trade receivables, net of allowance of $2,805 and $3,394, respectively	195,192	169,350
Costs in excess of billings, net	41,648	34,570
Inventories, net	170,304	138,140
Prepaid expenses and other current assets	41,228	39,792
Total current assets	473,486	651,332
Property, plant, and equipment, net	128,671	109,820
Operating lease assets	56,712	45,021
Goodwill	594,620	507,419
Acquired intangibles	181,690	103,882
Other assets	4,239	1,936
	$1,439,418	$1,419,410
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$137,970	$117,408
Accrued expenses	98,428	95,664
Billings in excess of costs	40,230	41,790
Total current liabilities	276,628	254,862
Deferred income taxes	75,505	56,655
Non-current operating lease liabilities	46,317	35,125
Other non-current liabilities	31,630	24,734
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,401 and 34,313 shares issued and outstanding in 2025 and 2024	344	343
Additional paid-in capital	346,653	343,583
Retained earnings	896,970	875,851
Accumulated other comprehensive loss	(5,277)	(5,326)
Cost of 4,911 and 3,960 common shares held in treasury in 2025 and 2024	(229,352)	(166,417)
Total stockholders’ equity	1,009,338	1,048,034
	$1,439,418	$1,419,410

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net income	$21,119	$24,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,086	6,663
Stock compensation expense	3,071	2,639
Other, net	244	1,619
Changes in operating assets and liabilities net of effects from acquisitions:
Trade receivables and costs in excess of billings	(7,362)	(6,950)
Inventories	(12,347)	(17,231)
Other current assets and other assets	2,492	453
Accounts payable	12,416	35,455
Accrued expenses and other non-current liabilities	(15,035)	5,587
Net cash provided by operating activities	13,684	53,181
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(184,585)	—
Purchases of property, plant, and equipment, net	(11,431)	(4,366)
Net proceeds from sale of business	352	—
Net cash used in investing activities	(195,664)	(4,366)
Cash Flows from Financing Activities
Purchase of common stock at market prices	(62,394)	(1,434)
Net cash used in financing activities	(62,394)	(1,434)
Effect of exchange rate changes on cash	8	(142)
Net (decrease) increase in cash and cash equivalents	(244,366)	47,239
Cash and cash equivalents at beginning of year	269,480	99,426
Cash and cash equivalents at end of period	$25,114	$146,665

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended March 31, 2025
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$27,053	$5,934	$21,119	$0.69
Restructuring Charges (1)	5,847	1,397	4,450	0.15
Acquisition Related Costs (2)	4,255	998	3,257	0.11
Adjusted Financial Measures	$37,155	$8,329	$28,826	$0.95

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin	17.4%	7.5%	(7.2)%	24.7%	n/a	8.8%
Restructuring Charges (1)	0.6%	0.2%	10.6%	—%	n/a	2.0%
Acquisition Related Costs (2)	—%	3.2%	—%	—%	n/a	1.5%
Adjusted Operating Margin	18.0%	10.8%	3.4%	24.7%	n/a	12.3%

Income from Operations	$31,260	$3,385	$(3,145)	$5,258	$(11,248)	$25,510
Restructuring Charges (1)	1,137	68	4,611	—	31	5,847
Acquisition Related Costs (2)	—	1,419	—	—	2,847	4,266
Adjusted Income from Operations	$32,397	$4,872	$1,466	$5,258	$(8,370)	$35,623

Net Sales & Adjusted Net Sales (3)	$179,994	$45,040	$43,658	$21,323	$—	$290,015

(1) Comprised primarily of exit activities costs associated with 80/20 simplification, lean initiatives and / or discontinued operations.
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations.
(3) There were no Non-GAAP adjustments to Net Sales in 2025.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended March 31, 2024
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$33,507	$8,561	$24,946	$0.81
Restructuring Charges (1)	445	(162)	607	0.02
Acquisition Related Items (2)	133	34	99	—
Portfolio Management (3)	(1,145)	(21)	(1,124)	(0.03)
Adjusted Financial Measures Previously Reported	$32,940	$8,412	$24,528	$0.80
Portfolio Management (5)	72	—	72	—
Adjusted Financial Measures Recast	$33,012	$8,412	$24,600	$0.80

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin	18.6%	7.7%	3.2%	22.4%	n/a	10.8%
Restructuring Charges (1)	—%	0.4%	0.5%	—%	n/a	0.1%
Acquisition Related Items (2)	—%	—%	0.2%	—%	n/a	—%
Portfolio Management (3)	—%	—%	—%	—%	n/a	—%
Adjusted Operating Margin Previously Reported	18.5%	8.1%	3.9%	22.4%	n/a	11.1%
Portfolio Management (5)	0.3%	—%	—%	—%	n/a	0.1%
Adjusted Operating Margin Recast	18.8%	8.1%	3.9%	22.4%	n/a	11.2%

Income from Operations	$34,346	$2,608	$1,644	$4,896	$(11,758)	$31,736
Restructuring Charges (1)	(72)	138	269	—	110	445
Acquisition Related Items (2)	—	—	120	—	13	133
Portfolio Management (3)	—	—	—	—	8	8
Adjusted Income from Operations Previously Reported	$34,274	$2,746	$2,033	$4,896	$(11,627)	$32,322
Portfolio Management (5)	72	—	—	—	—	72
Adjusted Income from Operations Recast	$34,346	$2,746	$2,033	$4,896	$(11,627)	$32,394

Net Sales & Adjusted Net Sales Previously Reported (4)	$185,111	$34,027	$51,496	$21,872	$—	$292,506
Portfolio Management (5)	(2,745)	—	—	—	—	(2,745)
Adjusted Net Sales Recast	$182,366	$34,027	$51,496	$21,872	$—	$289,761

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations and costs associated with new and / or terminated senior leadership positions.
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations.
(3) Represents the results generated by the Company's Japan renewables business sold in 2023 and the Company's processing business liquidated in 2023.
(4) There were no adjustments to Net Sales previously reported in 2024.
(5) Represents the results generated by the Company's electronic locker business sold in 2024.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income	Net income per share - diluted
As Reported in GAAP Statements	$173,925	$36,585	$137,340	$4.46
Restructuring Charges (1)	11,061	2,738	8,323	0.27
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	(23,329)	8	(23,337)	(0.76)
Intangible Asset Impairment (3)	11,300	2,825	8,475	0.28
Adjusted Financial Measures Previously Reported	$172,957	$42,156	$130,801	$4.25
Portfolio Management (5)	(740)	(55)	(685)	(0.02)
Adjusted Financial Measures Recast	$172,217	$42,101	$130,116	$4.23

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin	19.0%	7.2%	1.2%	24.2%	n/a	10.9%
Restructuring Charges (1)	0.1%	0.3%	3.5%	—%	n/a	0.8%
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	—%	—%	0.1%	—%	n/a	0.1%
Intangible Asset Impairment (3)	—%	3.9%	1.9%	—%	n/a	0.9%
Adjusted Operating Margin Previously Reported	19.1%	11.5%	6.6%	24.2%	n/a	12.8%
Portfolio Management (5)	0.2%	—%	—%	—%	n/a	0.1%
Adjusted Operating Margin Recast	19.3%	11.5%	6.6%	24.2%	n/a	12.9%

Income from Operations	$148,784	$11,040	$3,349	$21,295	$(41,445)	$143,023
Restructuring Charges (1)	606	477	9,895	—	83	11,061
Senior Leadership Transition, Acquisition and Portfolio Management Related Costs (2)	195	—	233	—	2,207	2,635
Intangible Asset Impairment (3)	—	6,000	5,300	—	—	11,300
Adjusted Income from Operations Previously Reported	$149,585	$17,517	$18,777	$21,295	$(39,155)	$168,019
Portfolio Management (5)	(740)	—	—	—	—	(740)
Adjusted Income from Operations Recast	$148,845	$17,517	$18,777	$21,295	$(39,155)	$167,279

Net Sales & Adjusted Net Sales Previously Reported (4)	$782,519	$152,811	$285,405	$88,029	$—	$1,308,764
Portfolio Management (5)	(10,379)	—	—	—	—	(10,379)
Adjusted Net Sales Recast	$772,140	$152,811	$285,405	$88,029	$—	$1,298,385

(1) Comprised primarily of exit activities costs and impairments of assets associated with 80/20 simplification, lean initiatives and / or discontinued operations.
(2) Represents senior leadership transition costs associated with changes in leadership positions, acquisition-related expenses including due diligence costs and portfolio management costs resulting from terminated or liquidated businesses, including the ($25.3M) gain on sale of the residential electronic locker business.
(3) Represents write-off of indefinite-lived trademarks.
(4) There were no adjustments to Net Sales previously reported in 2024.
(5) Represents the results generated by the residential electronic locker business sold in 2024.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended March 31, 2025
	Consolidated	Residential	Agtech	Renewables	Infrastructure

Adjusted Net Sales	$290,015	$179,994	$45,040	$43,658	$21,323

Net Income	21,119
Provision for Income Taxes	5,934
Interest Income	(1,637)
Other Expense	94
Operating Profit	25,510	31,260	3,385	(3,145)	5,258
Adjusted Measures*	10,113	1,137	1,487	4,611	—
Adjusted Operating Profit	35,623	32,397	4,872	1,466	5,258
Adjusted Operating Margin	12.3%	18.0%	10.8%	3.4%	24.7%
Adjusted Other Expense	105	—	—	—	—
Depreciation & Amortization	9,086	2,527	2,760	2,280	701
Less: Acquisition-related amortization	(1,419)	—	(1,419)	—	—
Adjusted Depreciation & Amortization	7,667	2,527	1,341	2,280	701
Stock Compensation Expense	3,071	452	135	211	63
Less: SLT Related Stock Compensation Expense	(82)	—	—	—	—
Adjusted Stock Compensation Expense	2,989	452	135	211	63
Adjusted EBITDA	$46,174	$35,376	$6,348	$3,957	$6,022

Adjusted EBITDA Margin	15.9%	19.7%	14.1%	9.1%	28.2%

Cash Flow - Operating Activities	13,684
Purchase of PPE, Net	(11,431)
Free Cash Flow	2,253
Free Cash Flow - % of Adjusted Net Sales	0.8%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended March 31, 2024
	Consolidated	Residential	Agtech	Renewables	Infrastructure

Adjusted Net Sales Recast*	$289,761	$182,366	$34,027	$51,496	$21,872

Net Income	24,946
Provision for Income Taxes	8,561
Interest Income	(750)
Other Income	(1,021)
Operating Profit	31,736	34,346	2,608	1,644	4,896
Adjusted Measures*	658	—	138	389	—
Adjusted Operating Profit	32,394	34,346	2,746	2,033	4,896
Adjusted Operating Margin	11.2%	18.8%	8.1%	3.9%	22.4%
Adjusted Other Expense	132	—	—	—	—
Adjusted Depreciation & Amortization (1)	6,570	2,498	830	1,900	745
Adjusted Stock Compensation Expense (2)	2,624	398	94	215	54
Adjusted EBITDA Recast**	$41,456	$37,242	$3,670	$4,148	$5,695

Adjusted EBITDA Margin Recast**	14.3%	20.4%	10.8%	8.1%	26.0%

Adjusted EBITDA Previously Reported	$41,492	$37,278	$3,670	$4,148	$5,695
Adjusted EBITDA Margin Previously Reported	14.2%	20.1%	10.8%	8.1%	26.0%

Cash Flow - Operating Activities	53,181
Purchase of PPE, Net	(4,366)
Free Cash Flow	48,815
Free Cash Flow - % of Adjusted Net Sales	16.7%

*Details of recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast to exclude sale of electronic locker business within the Residential segment
(1) Recast for impact of ($93k) Depreciation & Amortization from sale of electronic locker business within the Residential segment
(2) Recast for impact of ($15k) Stock Compensation Expense from the sale of electronic locker business within the Residential segment.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Year Ended December 31, 2024
	Consolidated	Residential	Agtech	Renewables	Infrastructure

Adjusted Net Sales Recast *	$1,298,385	$772,140	$152,811	$285,405	$88,029

Net Income	137,340
Provision for Income Taxes	36,585
Interest Income	(6,171)
Other Income	(24,731)
Operating Profit	143,023	148,784	11,040	3,349	21,295
Adjusted Measures*	24,256	61	6,477	15,428	—
Adjusted Operating Profit	167,279	148,845	17,517	18,777	21,295
Adjusted Operating Margin	12.9%	19.3%	11.5%	6.6%	24.2%
Adjusted Other Expense	1,233	—	—	—	—
Adjusted Depreciation & Amortization (1)	27,073	10,177	3,165	8,192	2,972
Adjusted Stock Compensation Expense (2)	10,757	1,746	377	918	244
Adjusted EBITDA Recast**	$203,876	$160,768	$21,059	$27,887	$24,511

Adjusted EBITDA Margin Recast**	15.7%	20.8%	13.8%	9.8%	27.8%

Adjusted EBITDA Previously Reported	$204,909	$161,801	$21,059	$27,887	$24,511
Adjusted EBITDA Margin Previously Reported	15.7%	20.7%	13.8%	9.8%	27.8%

Cash Flow - Operating Activities	174,264
Purchase of PPE, Net	(19,930)
Free Cash Flow	154,334
Free Cash Flow - % of Adjusted Net Sales	11.8%

*Details of recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast to exclude sale of electronic locker business within the Residential segment
(1) Recast for impact of ($239k) Depreciation & Amortization from sale of electronic locker business within the Residential segment
(2) Recast for impact of ($54k) Stock Compensation Expense from the sale of electronic locker business within the Residential segment.